UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2024

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39907	85-2097088
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

447 Sutter St., Suite 405 #542
San Francisco,	California		94108
(Address of principal executive offices)			(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each 20 warrants exercisable for one share of Common Stock at an exercise price of $230.00 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, on October 1, 2024, Sonder Holdings Inc. (the “Company”) received a letter (the “Staff Determination Letter”) from the Staff of the Listing Qualifications Department (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it had filed its Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”) with the U.S. Securities and Exchange Commission (the “SEC”), but that the Company had not filed its Quarterly Report on Form 10-Q for the quarters ended June 30, 2024 (the “Q2 2024 Form 10-Q”) and March 31, 2024 (the “Q1 2024 Form 10-Q,” and collectively, the “Delinquent Filings”) by September 30, 2024, the deadline by which the Company was to file its Delinquent Filings in order to regain compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”). The Staff Determination Letter stated that the Staff had determined that the Company’s common stock and warrants would be suspended from The Nasdaq Global Select Market at the opening of business on October 10, 2024, and a Form 25-NSE would be filed with the SEC, which would remove the Company’s securities from listing and registration on The Nasdaq Stock Market. The Staff Determination Letter further noted that the Company may appeal the Staff’s determination to a Hearings Panel (the “Hearings Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

On October 2, 2024, the Company submitted an appeal to Nasdaq requesting a hearing before the Hearings Panel at which it intends to present its plan to regain and thereafter maintain compliance with all applicable listing requirements. In connection with its request for a hearing, the Company also requested a stay of the suspension of trading and delisting of its common stock and warrants, pending the hearing and decision of the Hearings Panel.

On October 23, 2024, the Company received a letter from the Staff notifying the Company that the Hearings Panel had granted the Company’s request to stay the suspension of trading and delisting pending a hearing on the merits scheduled to occur on November 14, 2024, and the subsequent decision of the Hearings Panel after the hearing. Nasdaq information states that the Hearings Panel typically issues a decision within 30 days of the hearing.

Caution Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include but are not limited to, statements relating to the Company’s plans and expectations about the completion and filing of its delayed SEC reports, its submission of a request for a hearing, its estimation of the Nasdaq’s scheduling of such hearing. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to uncertainties about the scheduling of the hearing; the potential inability to meet Nasdaq’s requirements; uncertainties associated with the Company’s preparation of the delayed SEC reports and the related financial statements, including the possibility that additional accounting errors or corrections will be identified; the possibility of additional delays in the filing of the Forms 10-Q; and the other risks and uncertainties described in the Company’s SEC reports, including its Current Report on Form 8-K filed on October 23, 2024, and under the heading “Risk Factors” in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are available at www.sec.gov. The forward-looking statements contained herein speak only as of the date of this press release. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: October 23, 2024	By:	/s/ Adam Bowen
	Name:	Adam Bowen
	Title:	Chief Accounting Officer